CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Form 10-K of our report, dated January 26, 2001, on the consolidated financial statements of Pacific Financial Corporation and Subsidiary.


/s/ Knight, Vale & Gregory PLLC
    Tacoma, Washington
    March 23, 2001